UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 27, 2004

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-26035	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2250 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-0808

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 27, 2004, DIRECTV Holdings LLC’s senior secured credit facility was amended to, among other things, (i) replace the Term Loan B-2 with a Term Loan B-3, with substantially the same terms except that the interest rate was reduced to LIBOR plus 2.0% and (ii) delete the fixed charge coverage ratio covenant. The foregoing description of such amendment is qualified in its entirety by reference to the Third Amendment to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Third Amendment to the Credit Agreement, dated as of September 27, 2004 among DIRECTV Holdings LLC, Deutsche Bank Trust Company Americas, as Administrative Agent, and Bank of America, N.A., as Syndication Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC. (Registrant)

Date: September 30, 2004	By:	/S/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to the Credit Agreement, dated as of September 27, 2004 among DIRECTV Holdings LLC, Deutsche Bank Trust Company Americas, as Administrative Agent, and Bank of America, N.A., as Syndication Agent.